As filed with the Securities and Exchange Commission on November 20, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

______________________

I.D. SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

______________________

Delaware	22-3270799
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

(Address of Principal Executive Offices; Zip Code)

______________________

I.D. Systems, Inc. 2007 Equity Compensation Plan

I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan

(Full Title of the Plans)

______________________

Jeffrey M. Jagid

Chief Executive Officer

I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

(Name and Address Including Zip Code, of Agent For Service)

(201) 996-9000

(Telephone Number, Including Area Code, of Agent for Service)

_________________________

With a copy to:

Steven E. Siesser, Esq.

Lowenstein Sandler PC

1251 Avenue of the Americas

New York, New York 10020

_________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	800,000 shares	$5.49	$4,392,000	$599.07

(1)	The number of shares of common stock, par value $0.01 per share (“Common Stock”), of I.D. Systems, Inc. being registered under this Registration Statement represents 800,000 shares of Common Stock issuable to participants (including pursuant to the exercise of stock options) under each of the following plans: (i) 500,000 shares issuable under the I.D. Systems, Inc. 2007 Equity Compensation Plan, as amended (the “2007 Plan”), and (ii) 300,000 shares issuable under the I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan, as amended (the “2009 Plan” and, together with the 2007 Plan, the “Plans”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with the terms of the Plans.
(3)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based upon the average of the high and low sales prices of the Common Stock reported on The NASDAQ Global Market on November 14, 2012.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) of I.D. Systems, Inc. (the “Company”) has been prepared under the Securities Act of 1933, as amended (the “Securities Act”), to register up to an aggregate of 800,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable to participants (including pursuant to the exercise of stock options) under the I.D. Systems, Inc. 2007 Equity Compensation Plan, as amended (the “2007 Plan”), and the I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan, as amended (the “2009 Plan” and, together with the 2007 Plan, the “Plans”).

Of the shares of Common Stock registered hereunder, 500,000 of such shares are issuable to participants under the 2007 Plan. On July 19, 2007, the Company filed a Registration Statement on Form S-8 (Registration No. 333-144709) (the “2007 Registration Statement”) in order to register 2,000,000 shares of Common Stock issuable under the 2007 Plan. At the Company’s annual meeting of stockholders held on June 21, 2012, the Company’s stockholders approved an amendment to the 2007 Plan to increase the number of shares of Common Stock as to which awards may be granted from 2,000,000 to 2,500,000 shares. This Registration Statement is being filed to register the additional 500,000 shares of Common Stock issuable under the 2007 Plan. The remaining 300,000 shares of Common Stock registered hereunder are issuable to participants under the 2009 Plan. The Company’s stockholders approved the 2009 Plan at the Company’s annual meeting of stockholders held on June 19, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of this Registration Statement (the “Part I Information”) in respect of each of the Plans will be, or has been, sent or given to the respective participants in the Plans as specified by Rule 428(b)(i) under the Securities Act. The documents made available to the participants in the Plans are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission, are hereby incorporated by reference in this Registration Statement:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including the portions of the Company’s Definitive Proxy Statement on Schedule 14A (filed with the Commission on April 30, 2012) incorporated by reference therein;

•	the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012, and September 30, 2012;

•	the Company’s Current Report on Form 8-K dated June 21, 2012 and filed with the Commission on June 25, 2012; and

•	the description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on June 10, 1999, including any amendments or reports filed for the purposes of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporate Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

The Company’s certificate of incorporation authorizes the Company to indemnify all persons permitted to be indemnified under Section 145 of the Delaware General Corporate Law, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

For a list of exhibits, see the Index to Exhibits accompanying this Registration Statement, which is incorporated into this Item 8 by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, on the 20th day of November, 2012.

I.D. SYSTEMS, INC.

/s/ Jeffrey M. Jagid
By: Jeffrey M. Jagid
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey M. Jagid and Ned Mavrommatis or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related registration statement filed under Rule 462(b), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey M. Jagid Jeffrey M. Jagid	Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2012

/s/ Ned Mavrommatis Ned Mavrommatis	Chief Financial Officer (Principal Financial and Accounting Officer)	November 20, 2012

/s/ Kenneth S. Ehrman Kenneth S. Ehrman	President and Director	November 20, 2012

/s/ Lawrence S. Burstein Lawrence S. Burstein	Director	November 20, 2012

/s/ Harold D. Copperman Harold D. Copperman	Director	November 20, 2012

/s/ Michael P. Monaco Michael P. Monaco	Director	November 20, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

3.1.1	Restated Certificate of Incorporation of I.D. Systems, Inc., as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registration Statement on Form SB-2 of I.D. Systems, Inc. (File No. 333-76947) filed with the SEC on June 28, 1999).

3.1.2	Certificate of Designation for the Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K of I.D. Systems, Inc. (File No. 001-15087) filed with the SEC on July 8, 2009).

3.2	Restated By-Laws of I.D. Systems, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registration Statement on Form SB-2 of I.D. Systems, Inc. (File No. 333-76947) filed with the SEC on June 28, 1999).

4.1	Specimen Certificate of I.D. Systems, Inc.’s Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement on Form SB-2 of I.D. Systems, Inc. (File No. 333-76947) filed with the SEC on June 28, 1999).

5.1	Opinion of Lowenstein Sandler PC (filed herewith).

23.1	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Lowenstein Sandler PC (included in its Opinion filed as Exhibit 5.1 to this Registration Statement) (filed herewith).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

99.1	I.D. Systems, Inc. 2007 Equity Compensation Plan (filed herewith).

99.2.1	I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan (incorporated by reference to Exhibit 10.5 to I.D. Systems, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 (File No. 001-15087) filed with the SEC on November 6, 2009).

99.2.2	Amendment, dated March 16, 2012, to I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan (incorporated by reference to Exhibit 10.2 to I.D. Systems, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 (File No. 001-15087) filed with the SEC on March 31, 2012).